Exhibit 10.19

FORM OF

AMENDED AND RESTATED
RESTRICTED STOCK AGREEMENT

THIS AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT (this “Agreement”) is dated as of [●], 2017, by and among SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Parent”), SailPoint Technologies, Inc., a Delaware corporation (the “Company”), and [●], an individual (the “Purchaser”).  This Agreement amends and restates that certain Restricted Stock Agreement by and among the Parent, the Company and the Executive dated December 15, 2014, as amended from time to time (the “Original Agreement”). December 15, 2014, the effective date of the Original Agreement, is referred to herein as the “Grant Date.”  This Agreement is being entered into in anticipation of the Parent’s initial public offering of common stock. This Agreement shall become effective on the business day immediately preceding (but conditioned on) the closing of the Parent’s initial public offering of common stock (the “Amendment Effective Date”), and the Original Agreement shall remain in full force and effect until the Amendment Effective Date.  In the event that such closing of the Parent’s initial public offering of common stock does not occur for any reason prior to October 1, 2018, this Agreement shall be null and void and the Original Agreement will remain in full force and effect pursuant to its original terms.

Recitals

A.The Parent and Purchaser previously entered into the Original Agreement pursuant to which Purchaser purchased, and the Parent  sold, subject to certain vesting and other restrictions as set forth herein, [●] shares of the common stock, par value $0.001 per share, of the Parent (the “Common Stock”).  All such shares of Common Stock hereby are referred to herein as “Restricted Stock.”  For clarity, any other shares of Common Stock Purchaser may own shall not be considered “Restricted Stock” for purposes of this Agreement.

B.Certain definitions are set forth in Section 9 of this Agreement.

Agreement

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

PROVISIONS RELATING TO THE RESTRICTED STOCK

1.Purchase and Sale of Restricted Stock.

(a)On the Grant Date, Purchaser purchased, and the Parent  sold, [●] shares of Common Stock at a price of $0.0517 per share, of which (i) [●] shares of such Common Stock are referred to herein as “Time-Vested Shares” and (ii) [●] shares of such Common Stock are referred to herein as “Annual-Vested Shares.”

(b)The Common Stock acquired by the Purchaser pursuant to Section 1(a) above is referred to herein as the “Restricted Stock.”

(c)Within 30 days after the Effective Date, Purchaser made an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

(d)In connection with the purchase and sale of the Restricted Stock hereunder, Purchaser represented, warranted and covenanted and hereby represents, warrants and covenants to the Parent and the Company that:

(i)The Restricted Stock acquired by Purchaser pursuant to the Original Agreement was acquired for Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Restricted Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(ii)Purchaser is either an accredited investor (as defined in the rules under the Securities Act), an executive officer of the Company or is an employee of the Company, and is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Restricted Stock.

(iii)Purchaser is able to bear the economic risk of his (or her) investment in the Restricted Stock for an indefinite period of time because the Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv)Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Stock and has had full access to such other information concerning the Parent as he has requested and has had the opportunity to consult with his (or her) own independent counsel regarding his (or her) investment in Restricted Stock.

(v)This Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with their respective terms, and the execution, delivery and performance of this Agreement and such other agreements by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party or any statute, rule, judgment, order or decree to which Purchaser is subject.

(vi)Purchaser is a resident of Georgia.

(e)As an inducement to the Parent to issue the Restricted Stock to Purchaser, and as a condition thereto, Purchaser acknowledged and agreed and hereby acknowledges and agrees that neither the issuance of the Restricted Stock to Purchaser nor any provision contained herein shall entitle Purchaser to remain in the employment of the Parent and its Subsidiaries or affect the right of the Company to terminate Purchaser’s employment at any time for any reason.

2.Vesting of Certain Restricted Stock.

(a)Time-Vested Shares and Annual-Vested Shares are subject to vesting as further described in this Section 2 based upon Purchaser’s continued employment with the Company.

(b)Except as otherwise provided in Section 2(d) below, the Time-Vested Shares will continue to become vested in accordance with the following schedule, if as of each such date Purchaser remains continuously employed by Parent or any of its Subsidiaries: (i) 25% of the Time-Vested Shares became vested on September 7, 2015 and (ii) the remaining Time-Vested Shares have or will become vested in equal installments on a monthly basis over the 36-month period following September 7, 2015.

(c)Except as otherwise provided in Section 2(d) below, the Annual-Vested Shares will become vested in accordance with the following schedule if as of each such date Executive remains continuously employed by the Parent or any of its Subsidiaries:

(i)twenty-five percent (25%) of the Annual-Vested Shares became vested on January 15, 2016 (the “First Annual Vest Date”);

(ii)an additional twenty-five percent (25%) of the Annual-Vested Shares have or will become vested on each of the first and second anniversaries of the First Annual Vest Date; and

(iii)any remaining Annual-Vested Shares will become vested on the third anniversary of the First Annual Vest Date.

(d)In the event both (i) a Sale Event occurs and (ii) Purchaser’s continuous status as a Service Provider is terminated either (A) by the Company or the acquiring entity without Cause or (B) by Purchaser for Good Reason, in either case, within the twelve month period immediately following such Sale Event, then 100% of the Unvested Restricted Stock shall become vested as of the termination of Purchaser’s status as a Service Provider; provided, however, that if Purchaser’s continuous status as a Service Provider ceases prior to any Sale Event, then no Unvested Restricted Stock shall vest in accordance with this Section 2(d).

(e)All shares of Restricted Stock which have become vested in accordance with this Section 2 are referred to herein as “Vested Shares,” and all other shares of Restricted Stock are referred to herein as “Unvested Shares.”

(f)Notwithstanding the vesting provisions of this Section 2, this Agreement shall not result in fewer Shares being Vested Shares hereunder on the Amendment Effective Date than the number of Shares that were Vested Shares under the Original Agreement as of immediately prior to the Amendment Effective Date and Shares that have become Vested Shares as of the date of this Agreement shall remain Vested Shares under this Agreement.

3.Repurchase Options.

(a)In the event Purchaser ceases to be employed by the Company and its Subsidiaries for any reason (a “Termination”), all of the Unvested Shares will be subject to repurchase by the Parent pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b)The purchase price for each Unvested Share will be Purchaser’s Original Cost for such share.

(c)The board of directors of the Parent (the “Board”) may elect to cause the Parent to purchase all or any portion of any of the Unvested Shares by delivering written notice (the “Repurchase Notice”) to the Purchaser within 90 days after the Termination for any Unvested Shares.  The Repurchase Notice will set forth the number of Unvested Shares to be acquired, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.  Additionally, the Board may cause the Parent to assign its rights under this Section 3 to one or more of its Affiliates.

(d)The closing of the purchase of the Unvested Shares pursuant to the Repurchase Option shall take place on the date designated by the Parent in the Repurchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of such notice.  The Parent will pay for the Restricted Stock to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts for money borrowed from the Parent or for travel and expense advances owed by Purchaser to the Parent; upon full repayment of such bona fide debts, the Parent will make payment by a check or wire transfer of funds in the aggregate amount of the remaining purchase price for such Unvested Shares..  The Parent will be entitled to receive customary representations and warranties from the sellers regarding such sale and to require all sellers’ signatures be guaranteed.

(e)Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by the Parent shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Parent’s and its Subsidiaries’ debt and equity financing agreements.

4.Restrictions on Transfer of Restricted Stock.

(a)The Unvested Shares are restricted in that they may not be sold, transferred or otherwise alienated or hypothecated until they become Vested Shares as described in Section 2 of this Agreement. The Unvested Shares are also restricted in the sense that they may be subject to the Repurchase Option.

(b)The certificates representing the Restricted Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A CERTAIN AMENDED AND RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND A PURCHASER OF THE COMPANY DATED AS OF [●], 2017.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

PROVISIONS RELATING TO CONFIDENTIALITY, NON-SOLICITATION AND TAX-RELATED COVENANTS

5.Affirmation of Continuing Covenants. Employee expressly acknowledges that Employee’s obligations pursuant to that certain Employment, Proprietary Information, and Inventions Assignment Agreement (the “EPIIAA”) entered into by and between Employee and the Company dated [●] continue to be in full force and effect and covenants and agrees to abide by the terms set forth therein.

6.Restrictive Covenants.

(a)Noncompetition. In further consideration of the opportunity to purchase the Restricted Stock hereunder, Purchaser acknowledges that during the course of his (or her) employment with the Company and its Affiliates (including, without limitation, any predecessors thereof) he has become familiar with, and during the course of his (or her) employment with the Company and its Subsidiaries he will become familiar with, the Company’s and its Subsidiaries’ trade secrets and with other Confidential Information.  Purchaser  acknowledges that his (or her) services shall be of special, unique and extraordinary value to the Company and its Subsidiaries and that the Company’s ability to accomplish its purposes and to successfully pursue its business plan and compete in the marketplace depend substantially on the skills and expertise of the Purchaser.  Therefore, and in further consideration of the opportunity to purchase the Restricted Stock hereunder, Purchaser agrees that, during the

Purchaser’s period of employment with the Company or any of its Subsidiaries and for 12 months thereafter, he shall not directly or indirectly engage or become interested in (whether as an owner, partner, director, officer, employee, consultant, stockholder or otherwise) any business that provides, offers or is otherwise directly or indirectly engaged in providing or offering (including through acquiring companies which provide or offer) products or services anywhere in the world that are competitive with the Business.  For purposes of this Agreement, “Business” shall mean the business of providing on-premises and hosted (i.e., SaaS-based) identity and access management solutions to enterprise and government customers, including data and risk management, compliance and provisioning solutions and services.

(b)Nonsolicitation. In addition, during the Purchaser’s period of employment with the Company or any of its Subsidiaries and for 12 months thereafter, Purchaser shall not (and shall cause all of his (or her) Affiliates not to) directly or indirectly through another entity or person (i) induce or attempt to induce any employee of the Parent or any of its Subsidiaries (including the Company) to leave the employ of the Parent or any of its Subsidiaries (including the Company), or in any way interfere with the relationship between the Parent or any of its Subsidiaries (including the Company) and any employee thereof, (ii) hire (in any capacity) any person who was an employee of the Parent or any of its Subsidiaries (including the Company) at any time during the one (1) year period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 7(b) that any such hiring within such one (1) year period is in violation of Section 7(a) above), (iii) for so long as Purchaser has any obligations under Section 7(a) above, call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Parent or any of its Subsidiaries (including the Company) in order to induce or attempt to induce such Person to cease doing business with the Parent or any of its Subsidiaries (including the Company), or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Parent or any of its Subsidiaries (including the Company), including making any negative statements or communications about TB, the Parent or any of its Subsidiaries (including the Company) or (iv) initiate or engage in any discussions regarding an acquisition of, or Purchaser’s employment (whether as an employee, an independent contractor or otherwise) by, any businesses with which the Parent or any of its Subsidiaries (including the Company) has entertained discussions or has requested and received information relating to the acquisition of such business by the Parent or any of its Subsidiaries (including the Company) prior to the termination of the Purchaser’s employment with the Company.

(c)Enforcement.  If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.  Because Purchaser’s services are unique and because Purchaser has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement.  Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security and without proving damages).

7.Withholding.  The Parent or the Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) as may be required to be withheld pursuant to any applicable law or regulation.  Purchaser shall pay to the Parent or the Company or make arrangements satisfactory to the Parent to pay the amount of all applicable Taxes that the Parent or the Company is required to withhold at any time.  If Purchaser shall fail to make such payment, the Parent or the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Purchaser any Taxes of any kind required by law to be withheld with respect to the Restricted Stock.  Purchaser acknowledges that it is Purchaser’s sole responsibility, and not the Parent’s or the Company’s, to file timely and properly the election under Section 83(b) of the Internal Revenue Code and any corresponding provisions of state tax laws.  In the event that the Parent or the Company fails to withhold any Taxes required to be withheld by applicable law or regulation, Purchaser shall indemnify the Parent and its Subsidiaries (including the Company) for any amounts paid by the Parent or the Company with respect to any such Taxes but only to the extent Purchaser has not already paid such Taxes; provided, however, that Purchaser shall not be required to indemnify the Parent or the Company for any interest, penalties and related expenses thereto.

GENERAL PROVISIONS

8.Definitions.

“Affiliate” means, as to any Person, any other Person, which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Cause” means a vote of the Board resolving that Purchaser should be dismissed as a result of (i) Purchaser’s conviction of a felony (ii) Purchaser engaging in any other act of fraud, intentional misrepresentation, moral turpitude, misappropriation or embezzlement, illegality or unlawful harassment which, as determined by the Board in good faith and in light of all available facts, would:  (A) materially adversely affect the business or the reputation of the Company with its current or prospective customers, suppliers, lenders and/or other third parties with whom the Company does or might do business; or (B) expose the Company to a risk of material civil or criminal legal damages, liabilities or penalties; (iii) the repeated willful failure by Purchaser to follow the reasonable directives of the Board in connection with the business affairs of the Company, or (iv) any material breach by Purchaser of this Agreement or material violation of the Company’s policies or (v) willful and deliberate non-performance of duty by Purchaser in connection with the business affairs of the Company, provided, however, in the event of termination based on (iii), (iv) or (v), Purchaser will have a period of thirty (30) days after written notice to Purchaser from the Company to cure the circumstance, if curable.

“Certificate of Incorporation” means the Company’s Certificate of Incorporation, as amended thereafter from time to time.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium that relates to the Company or its Subsidiaries or their business relations and their respective business activities. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) information concerning third party businesses received by the Company under appropriate confidentiality restrictions in connection with prospective acquisitions or strategic combinations, (iii) identities and individual requirements of, and specific contractual arrangements with, the Company’s and its Subsidiaries’ joint venture partners, vendors or customers and other business relations and their confidential information; (iv) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (v) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable), (vi) intellectual property rights, and (vii) financial information.

“Good Reason” shall be defined as in Purchaser’s then-current employment agreement with the Company or, if no such agreement is in place, it means Purchaser’s resignation within thirty (30) days following the expiration of any Company cure period  following the occurrence of one or more of the following, without Purchaser’s express written consent: (i) a material reduction of Purchaser’s duties, authority or responsibilities; provided, however, that a reduction in duties, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “Good Reason”; (ii) a material reduction in Purchaser’s base salary; or (iii) for purposes of a post-Sale of Company termination only, a material change in the geographic location of Purchaser’s primary work facility or location.  Purchaser will not resign for Good Reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice.

“Original Cost” means with respect to each share of Common Stock purchased by the Purchaser hereunder, the price per share of Common Stock as set forth in Section 1(a) hereof (as proportionately adjusted for all subsequent share or stock splits, stock dividends, reorganizations and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Sale Event” means and includes any of the following: (a) consummation of a merger or consolidation of the Parent with or into any other corporation or other entity in which holders of the Parent’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Parent; (b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Parent’s and its Subsidiaries’ assets on a consolidated basis to an unrelated person or entity; (c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Parent’s voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or related series of transactions, 50 percent or more of the combined voting power of the voting securities of the Parent other than as a result of (i) an acquisition of securities directly from the Parent or (ii) an acquisition of securities by the Parent which, by reducing the voting securities outstanding, increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50 percent or more of the combined voting power of such voting securities; or (d) the liquidation or dissolution of the Parent.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Service Provider” means an employee, consultant, advisor, officer or director of the Company and/or any parent or subsidiary of the Company.

“Subsidiary” means any corporation of which the Company or the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

“Transfer” means to directly or indirectly sell, transfer, assign, pledge or otherwise dispose of or grant any direct or indirect interest in (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) the applicable property.

9.Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) one day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) upon machine-generated acknowledgement of receipt after transmittal by facsimile, (iv) upon a confirmation of receipt by return email from the recipient after being sent by email, or (v) five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company and the Purchaser at the address set forth below.

Notices to Purchaser:

Addressed to the most recent address of the Purchaser on the Company’s records.

Notices to the Company:

SailPoint Technologies, Inc.

11305 Four Points Drive, Building 2, Suite 100
Austin, Texas 78726
Attention:  General Counsel
E-mail:  legal@sailpoint.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

10.Expenses.  Each party shall bear its or his (or her) expenses, including legal fees, arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

11.General Provisions.

(a)Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Unvested Shares in violation of any provision of this Agreement or the Stockholders Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Unvested Shares as the owner of such shares for any purpose.

(b)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)Complete Agreement. This Agreement, the EPIIAA, the Certificate of Incorporation and those other documents expressly referred to herein and therein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  Signed counterparts of this Agreement may be delivered by facsimile and by scanned pdf image.

(e)Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Purchaser, the Company, and their respective successors and assigns; provided, however, except as otherwise provided herein, the rights and obligations of Purchaser under this Agreement shall not be assignable.

(f)Choice of Law. All issues and questions concerning the relative rights of the Company and its Stockholders and all other issues and questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by, and construed in accordance with, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

(g)JURISDICTION AND VENUE.  THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS SITTING IN TEXAS AND HEREBY AGREE THAT THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, AND ANY CLAIMS OR DISPUTES RELATING THERETO, SHALL BE ENFORCEABLE EXCLUSIVELY IN SUCH COURTS.  EACH PARTY AGREES THAT ALL CLAIMS IN RESPECT OF THE ACTION OR PROCEEDING MAY BE HEARD IN SUCH COURT.  EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OR OUT OF OR RELATING TO THIS AGREEMENT IN ANY OTHER COURT.  EACH OF THE PARTIES WAIVES ANY DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND WAIVES ANY BOND SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER PARTY WITH RESPECT THERETO.

(h)WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i)Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(j)Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, TB and Purchaser.

(k)Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(l)Termination. Except as otherwise provided herein, this Agreement shall survive the Termination of Purchaser’s employment with the Company and shall remain in full force and effect after such Termination.

(m)No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Restricted Stock Agreement as of the date first written above.

PARENT:
SAILPOINT TECHNOLOGIES HOLDINGS, INC.

By:
Name:
Title:

COMPANY:
SAILPOINT TECHNOLOGIES, INC.

By:
Name:
Title:

PURCHASER:

[NAME]

Signature Page
to
Amended and Restated Restricted Stock Agreement